UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 16, 2004

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive
Marlborough, Massachusetts
01752

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (508) 323-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

On September 16, 2004, 3Com Corporation (the “Company”) entered into a Severance Agreement and General Release (the “Agreement”) with Dennis Connors, the Company’s Executive Vice President, Worldwide Operations.  The Agreement provides for those benefits that the Company is already obligated to provide to Mr. Connors as set forth in the Company’s Severance Plan for Section 16 Officers and the existing Management Retention Agreement between the Company and Mr. Connors, each of which has been previously filed with the SEC and described in the Company’s Proxy Statement for the 2004 Annual Meeting of Stockholders.  The benefits include:

•              A Severance payment equal to one year’s base salary and target bonus, and a pro-rated bonus for the 2005 fiscal year;

•              Accelerated vesting of all outstanding stock options and restricted stock awards;

•              COBRA benefits for a period of two years or, if earlier, until covered by another employer’s plans; and

•              Extension of exercise period for all vested and unexercised options for a one-year period following the termination of his employment.

The Agreement also provides that Mr. Connors’ position as the Company’s Executive Vice President, Worldwide Operations will terminate, effective as of October 16, 2004, following which Mr. Connors will remain en employee of the Company, in a non-executive capacity, through December 31, 2004, or earlier at the election of Mr. Connors. Mr. Connors’ salary will be reduced to $112,500 per annum for the period from October 16, 2004 through December 31, 2004, or until the earlier termination of his employment, commensurate with his reduction in hours and responsibilities during that period.

The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 9.01             Financial Statements and Exhibits

(c)           Exhibits

The following exhibit is filed herewith:

10.1         Severance Agreement and General Release, dated as of September 16, 2004, between 3Com Corporation and Dennis Connors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: September 29, 2004	By:	/s/ Bruce L. Claflin
Bruce L. Claflin
President and Chief Executive Officer

EXHIBIT INDEX

10.1         Severance Agreement and General Release, dated as of September 16, 2004, between 3Com Corporation and Dennis Connors.